                                                     Exhibit 99.3

                                                     Exhibit to Annual Report
                                                     on Form 10-K of
                                                     Angelica Corporation



               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                         ---------------

                            Form 11-K

(Mark One)

(x)  ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES
     EXCHANGE ACT OF 1934 [FEE REQUIRED]


     For the fiscal year ended   December 31, 1993
                               ------------------------------------
                               OR


( ) TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 [NO FEE REQUIRED]


     For the transition period from --------------to---------------



     Commission file number   1-5674
                            ---------------------------------------


     A. Full title of the plan and the address of the plan, if different from that of the issuer named below:

                    THE ANGELICA CORPORATION
                     SAVANNAH 401(k) PLAN


     B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:

                      ANGELICA CORPORATION
                    424 South Woods Mill Road
               Chesterfield, Missouri  63017-3406

Financial Statements and Exhibits.
- ---------------------------------

     (a)  Financial Statements.                   Pages of this
          --------------------                    -------------
                                                  Form 11-K
                                                  ---------

          Report of Independent Public Accountants     4

          Statement of Net Assets Available for        5-6
          Plan Benefits - December 31, 1993 and
          December 31, 1992

          Statement of Changes in Net Assets           7-8
          Available for Plan Benefits - Fiscal
          Years ended December 31, 1993 and
          December 31, 1992

          Notes to Financial Statements                9-11

          Schedule I                                   12

          Schedule II                                  13




     (b)  Exhibits.
          --------

          23.  Consent of Independent Public Accountants.

                 THE ANGELICA CORPORATION
                 SAVANNAH 401(K) PLAN

                 FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES
                 AS OF DECEMBER 31, 1993 AND 1992
                 TOGETHER WITH AUDITORS' REPORT

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Angelica Corporation:


We have audited the accompanying statements of net assets available for plan benefits of the Angelica Corporation Savannah 401(K) Plan as of December 31, 1993 and 1992, and the related statements of changes in net assets available for plan benefits for the years then ended. These financial statements and the schedules referred to below are the responsibility of the Plan Administrator. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Angelica Corporation Savannah 401(K) Plan as of December 31, 1993 and 1992, and the changes in net assets available for plan benefits for the years then ended in conformity with generally accepted accounting principles.

Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of investments and reportable transactions are presented for purposes of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedules have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

                                              /s/ Arthur Andersen & Co.


St. Louis, Missouri,
  April 11, 1994

                               THE ANGELICA CORPORATION
                               ------------------------

                                 SAVANNAH 401(K) PLAN
                                 --------------------


                                        STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                        ---------------------------------------------------

                                                         DECEMBER 31, 1993
                                                         -----------------


                                                                                         Investment Funds
                                                                          --------------------------------------------------
                                                                                                                   Directed
                                                                          Company                    Interest      Purchase
                                                                           Stock        Mutual        Income        of Life
                                                            Total          Fund          Fund          Fund        Insurance
                                                            -----         -------       ------       --------      ---------
                                                            ASSETS
                                                            ------

INVESTMENTS, at fair value:
  General American Life Insurance Company
   Group Annuity Contract                                  $124,346        $ -           $ -          $124,346        $ -
  IDS Trust Company Collective Income
   Fund                                                     104,173          -             -           104,173          -
  LaSalle National Income Plus Fund                          62,138          -             -            62,138          -
  Society National Bank MGD GIC Fund                        110,606          -             -           110,606          -
  Massachusetts Capital Development Fund                      1,026          -            1,026           -             -
  Washington Mutual Investors Fund                            1,119          -            1,119           -             -
  Angelica Corporation Common Stock                           3,023         3,023          -              -             -
  Boatmen's Employee Benefit Short-Term
   Fund                                                       2,313            87            19          2,195          12
  Loans to participants                                      20,396          -             -            20,396          -
                                                           --------        ------        ------       --------        ----
                                                            429,140         3,110         2,164        423,854          12
OTHER ASSETS:
  Contributions receivable (including
   employer's contributions of $769)                          5,861            52            41          5,737          31
  Interest and dividends receivable                             189            25           154             10          -
  Loan payment receivable                                       635          -             -               635          -
                                                           --------        ------        ------       --------        ----
     Total assets                                           435,825         3,187         2,359        430,236          43

                                                            LIABILITIES
                                                            -----------

LIABILITIES--Premiums payable                                    43          -             -              -             43
                                                           --------        ------        ------       --------        ----
NET ASSETS AVAILABLE FOR PLAN
  BENEFITS                                                 $435,782        $3,187        $2,359       $430,236        $ -
                                                           ========        ======        ======       ========        ====

                                   The accompanying notes are an integral part of this statement.

                               THE ANGELICA CORPORATION
                               ------------------------

                                 SAVANNAH 401(K) PLAN
                                 --------------------


                                        STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                        ---------------------------------------------------

                                                         DECEMBER 31, 1992
                                                         -----------------


                                                                                         Investment Funds
                                                                          --------------------------------------------------
                                                                                                                   Directed
                                                                          Company                    Interest      Purchase
                                                                           Stock        Mutual        Income        of Life
                                                            Total          Fund          Fund          Fund        Insurance
                                                            -----         -------       ------       --------      ---------
                                                            ASSETS
                                                            ------

INVESTMENTS, at fair value:
  General American Life Insurance Company
   Group Annuity Contract                                  $118,124        $ -           $ -          $118,124        $ -
  IDS Trust Company Collective Income
   Fund                                                     103,384          -             -           103,384          -
  Hartford Life Insurance Company Group
   Annuity Contract                                          68,248          -             -            68,248          -
  New York Life Insurance Company Group
   Annuity Contract                                          55,936          -             -            55,936          -
  Loans to participants                                      10,586          -             -            10,562          24
  Boatmen's Employee Benefit Short-Term
   Fund                                                       4,415            32           980          3,384          19
  Angelica Corporation Common Stock                           3,927         3,927          -              -             -
  Massachusetts Capital Development Fund                      1,818          -            1,818           -             -
  Washington Mutual Investors Fund                              811          -              811           -             -
                                                           --------        ------        ------       --------        ----
                                                            367,249         3,959         3,609        359,638          43
OTHER ASSETS:
  Contributions receivable (including
   employer's contributions of $729)                          4,295            26            16          4,253          -
  Interest and dividends receivable                             114            35            70              9          -
  Loan payment receivable                                       299          -             -               299          -
                                                           --------        ------        ------       --------        ----
     Total assets                                           371,957         4,020         3,695        364,199          43
                                                           --------        ------        ------       --------        ----

                                                            LIABILITIES
                                                            -----------

LIABILITIES:
  Premiums payable                                               43          -             -              -             43
  Other payable                                                 965          -              965           -             -
                                                           --------        ------        ------       --------        ----
     Total liabilities                                        1,008          -              965           -             43
                                                           --------        ------        ------       --------        ----
NET ASSETS AVAILABLE FOR PLAN
  BENEFITS                                                 $370,949        $4,020        $2,730       $364,199        $ -
                                                           ========        ======        ======       ========        ====

                                   The accompanying notes are an integral part of this statement.

                               THE ANGELICA CORPORATION
                               ------------------------

                                 SAVANNAH 401(K) PLAN
                                 --------------------


                                   STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                   --------------------------------------------------------------

                                                FOR THE YEAR ENDED DECEMBER 31, 1993
                                                ------------------------------------


                                                                                         Investment Funds
                                                                          --------------------------------------------------
                                                                                                                   Directed
                                                                          Company                    Interest      Purchase
                                                                           Stock        Mutual        Income        of Life
                                                            Total          Fund          Fund          Fund        Insurance
                                                            -----         -------       ------       --------      ---------

INVESTMENT INCOME:
  Interest                                                 $ 25,701       $    4        $    5       $ 25,692      $  -
  Dividends                                                     287          110           177           -            -
                                                           --------       ------        ------       --------      -------
                                                             25,988          114           182         25,692         -
                                                           --------       ------        ------       --------      -------
CHANGE IN UNREALIZED
  APPRECIATION OF INVESTMENTS                                   769          602           167           -            -
                                                           --------       ------        ------       --------      -------
NET REALIZED LOSS ON SALE OF
  INVESTMENTS                                                  (243)        (193)          (50)          -            -
                                                           --------       ------        ------       --------      -------
CONTRIBUTIONS:
  Interfund transfers                                          -            (176)         (243)           419         -
  Participants'                                              54,437          742           393         52,782          520
  Employer's                                                 10,110          181            48          9,881         -
                                                           --------       ------        ------       --------      -------
                                                             64,547          747           198         63,082          520
                                                           --------       ------        ------       --------      -------
LESS:
  Participants' withdrawals                                 (25,704)      (2,103)         (868)       (22,733)        -
  Life insurance premiums                                      (520)        -             -              -            (520)
  Other                                                          (4)        -             -                (4)        -
                                                           --------       ------        ------       --------      -------
                                                            (26,228)      (2,103)         (868)       (22,737)        (520)
                                                           --------       ------        ------       --------      -------
        Change in assets available for plan
         benefits                                            64,833         (833)         (371)        66,037         -

NET ASSETS AVAILABLE AT BEGINNING
  OF YEAR                                                   370,949        4,020         2,730        364,199         -
                                                           --------       ------        ------       --------      -------
NET ASSETS AVAILABLE AT END OF
  YEAR                                                     $435,782       $3,187        $2,359       $430,236      $  -
                                                           ========       ======        ======       ========      =======

                                   The accompanying notes are an integral part of this statement.

                               THE ANGELICA CORPORATION
                               ------------------------

                                 SAVANNAH 401(K) PLAN
                                 --------------------


                                   STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                   --------------------------------------------------------------

                                                FOR THE YEAR ENDED DECEMBER 31, 1992
                                                ------------------------------------


                                                                                         Investment Funds
                                                                          --------------------------------------------------
                                                                                                                   Directed
                                                                          Company                    Interest      Purchase
                                                                           Stock        Mutual        Income        of Life
                                                            Total          Fund          Fund          Fund        Insurance
                                                            -----         -------       ------       --------      ---------

INVESTMENT INCOME:
  Interest                                                 $ 24,648       $    4        $   28       $ 24,616      $  -
  Dividends                                                     210          138            72           -            -
                                                           --------       ------        ------       --------      -------
                                                             24,858          142           100         24,616         -
                                                           --------       ------        ------       --------      -------
CHANGE IN UNREALIZED
  APPRECIATION (DEPRECIATION) OF
  INVESTMENTS                                                (1,735)      (1,810)           75           -            -
                                                           --------       ------        ------       --------      -------
NET REALIZED LOSS ON SALE OF
  INVESTMENTS                                                   (41)         (41)         -              -            -
                                                           --------       ------        ------       --------      -------
CONTRIBUTIONS:
  Participants'                                              48,572          462           483         47,128          499
  Employer's                                                  9,954          105            97          9,752         -
                                                           --------       ------        ------       --------      -------
                                                             58,526          567           580         56,880          499
                                                           --------       ------        ------       --------      -------
LESS:
  Participants' withdrawals                                 (18,683)        (582)          (20)       (18,081)        -
  Life insurance premiums                                      (499)        -             -              -            (499)
                                                           --------       ------        ------       --------      -------
                                                            (19,182)        (582)          (20)       (18,081)        (499)
                                                           --------       ------        ------       --------      -------
        Changes in net assets available for
         plan benefits                                       62,426       (1,724)          735         63,415         -

NET ASSETS AVAILABLE AT BEGINNING
  OF YEAR                                                   308,523        5,744         1,995        300,784         -
                                                           --------       ------        ------       --------      -------
NET ASSETS AVAILABLE AT END OF
  YEAR                                                     $370,949       $4,020        $2,730       $364,199      $  -
                                                           ========       ======        ======       ========      =======

                                   The accompanying notes are an integral part of this statement.

                               THE ANGELICA CORPORATION
                               ------------------------

                                 SAVANNAH 401(K) PLAN
                                 --------------------

                            NOTES TO FINANCIAL STATEMENTS
                            -----------------------------

                             DECEMBER 31, 1993 AND 1992
                             --------------------------


1. DESCRIPTION OF PLAN:
   -------------------

General
- -------

The Angelica Corporation Savannah 401(K) Plan (the Plan) was adopted by the Board of Directors of Angelica Corporation (the Company) on
April 23, 1985, effective as of December 1, 1985, for participant eligibility. The purpose of the Plan is to provide participants an opportunity to defer portions of their earnings so as to provide supplementary retirement income and a measure of economic security. The Company is the Plan Administrator and the assets of the Plan are held in Trust by Boatmen's Trust Company (the Trustee).

Eligible Participants
- ---------------------

The participating employers in the Plan are the Company and its subsidiaries. All full-time union employees at the Company's Savannah, Tennessee, plant who have either (i) completed one year of service with the Company and are age 21 or older or (ii) completed three years of service, are eligible to participate in the Plan.

Investment Programs
- -------------------

The investment programs of the Plan are as follows:

     Participants' contributions - Participants may contribute up to 12% of their annual compensation to the Plan through payroll deferrals. Upon enrollment or reenrollment, each participant directs his or her contributions be invested in one or more of the investment options below in increments of 10%. Such direction may be revised by participants on a monthly basis.

         Company Stock Fund
           This fund is invested in Angelica Corporation Common Stock.

         Mutual Fund
           This fund is invested in the Washington Mutual Investors Fund.

         Interest Income Fund
           This fund is invested in group annuity contracts with General American Life Insurance Company, IDS Trust Company Collective Income Fund, LaSalle National Income Plus Fund and Society National Bank MGD GIC Fund.

         Directed Purchase of Life Insurance
           Each participant has the right to direct a portion of his or her contributions to purchase insurance insuring his or her life or the lives of his or her spouse and children under age
           23. Only participants contributing to the fund as of December 31, 1990, are allowed to continue contributions in the future.

The number of participants with an account balance in each fund at December 31, 1993, was as follows:

         Company Stock Fund                                        8
         Mutual Fund                                               3
         Interest Income Fund                                    131
         Directed Purchase of Life Insurance                       3
         PAYSOP                                                  110

The total number of participants in the Plan was less than the sum of the number of participants shown above because some were participating in more than one fund.

Employer Contributions
- ----------------------

The Company provides a matching contribution of up to five cents for each hour worked by a participant.

Vesting and Distributions
- -------------------------

The salary deferral and company matching contributions of each participant's account are fully vested and nonforfeitable at all times.

Participants are entitled to receive the balance of their accounts upon death, total disability, retirement or termination of employment, or upon request after reaching age 59-1/2. Any participants who have suffered a hardship (as defined by the Internal Revenue Service and the Plan) may also withdraw all or any portion of their account balances.

Loan Provision
- --------------

The Plan allows participants to borrow from their accounts, subject to certain limitations. Such loans made prior to November 1989 bear interest at a rate equal to the rate being earned by the Interest Income Fund at the time the loan was made. Loans made subsequent to October 1989 bear interest at the prime rate plus 1/2% at the time the loan is made. All loans must be secured by the participant's account, and are repayable in installments by payroll deductions.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
   -------------------------------------------

Accounting Principles
- ---------------------

The financial statements of the Plan are maintained on an accrual basis. The Plan's investments are stated at fair value, as determined by the Trustee, based on publicly stated price information. The "average cost" method is used to determine the cost of securities sold. Investments in group annuity contracts are stated at contract value.

Income Tax Status
- -----------------

The Company has received a determination letter dated October 6, 1992, from the Internal Revenue Service that the Plan qualifies under the Internal Revenue Code; as such the Plan is exempt from federal income tax, and amounts contributed by the Company and its employees are not taxable to the participants until distributions from the Plan are made. The Plan Administrator believes that the Plan as amended and as currently operating is in compliance with all applicable provisions of the Internal Revenue Code.

Administrative Expenses
- -----------------------

Costs of administering the Plan are generally borne by the Company and are not charged to the Plan.

Gains and Losses on Sale of Investments
- ---------------------------------------

In compliance with reporting regulations of the Department of Labor, the Plan calculates the net realized gains and losses on investments sold or distributed and unrealized appreciation and depreciation of investments based on the market value of the assets at the beginning of the Plan year or at the time of purchase during the year.

3. TERMINATION OF THE PLAN:
   ------------------------

The Company reserves the right to terminate its participation in the Plan as of any specified current or future date.

Until the assets held in the Trust have been fully distributed, the Trustee shall continue to possess all powers with which it was empowered by the Trust Agreement, and shall have all such other powers as are necessary or appropriate to the completion of such distribution.

Upon complete termination of the Plan, plan assets are not insured by the Pension Benefit Guaranty Corporation as the Plan is not covered by Title IV of the Employee Retirement Income Security Act of 1974 (ERISA). In addition, termination of the Plan must be approved by the Internal Revenue Service.

                                                                     SCHEDULE I




                               THE ANGELICA CORPORATION
                               ------------------------

                                 SAVANNAH 401(K) PLAN
                                 --------------------


                               SCHEDULE OF INVESTMENTS
                               -----------------------

                                  DECEMBER 31, 1993
                                  -----------------

                                                                 Number of
                                                                 Shares or
                                                                 Principal                            Fair
                                                                  Amount              Cost            Value
                                                                 ---------          --------         --------
COMPANY STOCK FUND:
  Angelica Corporation Common Stock                                   107           $  2,992         $  3,023
  Boatmen's Employee Benefit Short-Term Fund                     $     87                 87               87
                                                                                    --------         --------
                                                                                       3,079            3,110
                                                                                    --------         --------
MUTUAL FUND:
  Massachusetts Capital Development Fund                               89              1,091            1,026
  Washington Mutual Investors Fund                                     63              1,055            1,119
  Boatmen's Employee Benefit Short-Term Fund                     $     19                 19               19
                                                                                    --------         --------
                                                                                       2,165            2,164
                                                                                    --------         --------
INTEREST INCOME FUND:
  General American Life Insurance Company Group Annuity
   Contract                                                      $124,346            124,346          124,346
  IDS Trust Company Collective Income Fund                          2,961            104,173          104,173
  LaSalle National Income Plus Fund                              $ 62,138             62,138           62,138
  Society National Bank MGD GIC Fund                             $110,606            110,606          110,606
  Boatmen's Employee Benefit Short-Term Fund                     $  2,195              2,195            2,195
  Loans to participants, interest ranging from 6.5% to 11.0%     $ 20,396             20,396           20,396
                                                                                    --------         --------
                                                                                     423,854          423,854
                                                                                    --------         --------
DIRECTED PURCHASE OF LIFE INSURANCE:
  Boatmen's Employee Benefit Short-Term Fund                     $     12                 12               12
                                                                                    --------         --------
        Total investments                                                           $429,110         $429,140
                                                                                    ========         ========

                                                                    SCHEDULE II






                               THE ANGELICA CORPORATION
                               ------------------------

                                 SAVANNAH 401(K) PLAN
                                 --------------------


                       SCHEDULE OF 5% REPORTABLE TRANSACTIONS
                       --------------------------------------

                        FOR THE YEAR ENDED DECEMBER 31, 1993
                        ------------------------------------

                                         Purchases                                     Sales
                                  -------------------------     ---------------------------------------------------
                                   Number of                      Number of                    Sales        Gain or
    Description of Asset          Transactions       Cost       Transactions       Cost        Price        (Loss)
    --------------------          ------------     --------     ------------     --------     -------       -------
Boatmen's Employee Benefit
  Short-Term Fund                      123         $232,303          76          $234,405     $234,405      $  -

Hartford Life Insurance
  Company Group Annuity
  Contract                               1              532           1            68,779       68,779         -

New York Life Insurance
  Company Group Annuity
  Contract                               1              399           1            56,335       56,335         -

Centerland Short-Term Fund               1           68,779           1            68,779       68,779         -

LaSalle National Income Plus
  Fund                                  10           65,317           5             3,665        3,665         -

Society National Bank MGD
  GIC Fund                              11          110,269           5             4,444        4,444         -



                                                       Exhibit 23
                                                       of 11-K


            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
            -----------------------------------------


     As independent public accountants, we hereby consent to the incorporation of our report on The Angelica Corporation Savannah 401(k) Plan financial statements included in this Form 11-K, into the Corporation's previously filed Registration Statement on Form S-8 File No. 33-625.


                                        /s/ Arthur Andersen & Co.

                                        ARTHUR ANDERSEN & CO.



St. Louis, Missouri
April 25, 1994